Exhibit 33

INTL ACQUISITION CORP.

P.O. Box 19790

Reno, Nevada 89511

November 8, 2006

Via Email

Board of Directors

Inter-Tel (Delaware), Incorporated

1615 S. 52nd Street

Tempe, Arizona	85281

c/o Mr. Norman Stout

Ladies and Gentlemen:

Please be advised that we hereby withdraw our offer for the acquisition of Inter-Tel (Delaware), Incorporated.

Very truly yours,

INTL ACQUISITION CORP.

By:   /s/ Steven G. Mihaylo

Name: Steven G. Mihaylo

Title: Co-President

By:   /s/ Christopher G. Nicholson

Name: Christopher G. Nicholson

Title: Co-President

cc:	Mr. Ian Pereira
Stephen D. Alexander
Joseph J. Giunta